-----------------------------------------------------------------------------------------------
                                                KEMPER                  4.00%         credit

           Issue                                        Issue
       Ages 80 &                                    Ages 81 &
           Under                                         Over
                      Trail                                         Trail
                      ------------------------                      --------------------------
                         During                                         During
            Upfront   SC period     Thereafter           Upfront     SC period     Thereafter
            ----------------------------------------------------------------------------------
Trail
Commission
Option
A            6.00%       0.00%          0.00%              4.00%        0.00%           0.00%
B            5.25%       0.25%          0.25%              3.75%        0.20%           0.25%
C            4.25%       0.25%          1.00%              3.25%        0.20%           1.00%
D            3.50%       0.50%          1.00%              2.75%        0.40%           1.00%
E            2.00%       1.00%          1.00%              1.75%        0.80%           1.00%
                                                                        -----          -------